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                                                                      Exhibit 99

SOUTHERN MINERAL CORPORATION
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NEWS RELEASE


                                        Contact:

[SOUTHERN MINERAL                       Steven H. Mikel
CORPORATION LOGO]                       President and
                                        Chief Executive Officer
                                        (713) 658-9444

December 20, 1995
For Immediate Release

                          SOUTHERN MINERAL CORPORATION
                        ANNOUNCES CLOSING OF ACQUISITION

Houston, December 20, 1995 -- Southern Mineral Corporation (the "Company") announced today that it has consummated the purchase of certain oil and gas assets and subsidiaries of Stone & Webster, Inc. ("S&W"). The cash purchase price is $16.5 million, adjusted from the effective date of September 1, 1995. The Company estimates proven reserves of approximately one million barrels of oil and 14.5 billion cubic feet of natural gas are included in the sale in addition to pipeline and gathering system assets. Current daily production from the acquired properties averages approximately 6.6 MMCF per day and 500 barrels of oil per day. The acquired oil and gas interests include four fields located in the onshore Gulf Coast of Texas as well as an S&W subsidiary that owns non-operated interests in some 1200 wells located in Canada. The Company is financing this acquisition with internally generated funds and credit facilities provided by Compass Bank - Houston.

Southern Mineral Corporation is an oil and gas acquisition, exploration and production company that is listed on the NASDAQ SmallCap Market under the trading symbol SMIN.